UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) August 16, 2005

                        AMERICAN LEISURE HOLDINGS, INC.
                        -------------------------------
             (Exact name of registrant as specified in its charter)


                Nevada                  333-48312            75-2877111
       ---------------------------     -----------       -------------------
      (State or other jurisdiction     (Commission         (IRS Employer
            of incorporation)           File Number)     Identification No.)


                   Park 80 Plaza East, Saddle Brook, NJ     07663
                  -------------------------------------------------
               (Address of principal executive offices)  (Zip Code)


  Registrant's telephone number, including area code (800) 546-9676 ext. 2076


                                        N/A
                          ------------------------------
                         (Former name or former address,
                          if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM  1.01     ENTRY  INTO  A  MATERIAL  DEFINITIVE  AGREEMENT.

     On August 16, 2005, American Leisure Holdings, Inc. (the "Registrant") obtained commitments from KeyBank National Association ("KeyBank") for two credit facilities to be used in the development of The Sonesta Orlando Resort at Tierra del Sol, a 972 luxury, town home and condominium unit property to be located in the heart of the Orlando, Florida theme park area. KeyBank has committed to fund or to syndicate $96,600,000 as a development and construction facility for the first phase of the resort which will consist of a luxury vacation home community comprised of 250 town homes and 180 mid-rise condominiums. KeyBank has also committed to fund a second loan in the amount of $14,850,000 as a land loan for the second phase of the resort. Both loans are expected to close within sixty to ninety days. The loans will be subject to various terms and conditions standard in the industry for these types of loans as generally described in the commitment letters attached hereto as Exhibits
10.1 and 10.2. The first phase has been fully pre-sold for $166,000,000. Total sales to date on both phases currently total $255,000,000. Completion of all 972 units is scheduled during 2007.

$96,600,000  Loan  Commitment
-----------------------------

     On August 16, 2005, KeyBank National Association ("KeyBank") and Tierra Del Sol Resort, Limited Partnership (the "Partnership"), a special purpose development company of which a subsidiary of the Registrant is the 99% limited partner, along with seven special purpose entities that are owned by the Partnership (collectively, the "Borrowers"), entered into a commitment letter for KeyBank to loan the Borrowers up to $96,600,000 to construct the first phase of The Sonesta Orlando Resort at Tierra del Sol. The first phase is scheduled to include 430 vacation units, a 126,000 square foot clubhouse (84,000 approximate square footage under air), and a large swimming and recreation complex which will include a combination pool and lazy river swimming feature, an outdoor sports bar and food service area, restroom facilities, showers, water-slides, beach volleyball and extensive sundecks. The total projected cost of the first phase is $171,637,930. KeyBank received a written appraisal from Integra Realty Resources on March 15, 2005 reflecting an appraised value of the land of $123,600,000. The Borrowers are required to begin construction within thirty days of closing and complete the first phase within twenty-one months. Construction has already begun on the project.

     The loan will be for a term of twenty-four months from the date of closing. Advances of proceeds of the loan will bear interest at the 30-Day LIBOR Adjusted Daily Rate plus the LIBOR Rate Margin of 2.75% (as those terms are defined by the parties) subject to adjustment for any applicable reserves and taxes if required by future regulations. Interest will be due and payable monthly beginning on the fifth day of the first month following closing. In the event of default, the interest rate will be the greater of 3% in excess of the interest rate otherwise applicable on each outstanding advance or 18%. KeyBank may require the Borrowers to institute an interest rate hedging program through the purchase of an interest rate swap, cap, or other such interest rate protection product from KeyBank or any qualified banking institution.

     The loan will be evidenced by a promissory note and a construction loan agreement. The loan will be secured by a first lien on The Sonesta Orlando Resort at Tierra del Sol, including the land, improvements, easements, rights of way; a first lien and security interest in all fixtures and personal property, an assignment of all leases, subleases and other agreements relating to the resort; an assignment of construction documents; a collateral assignment of all contracts and agreements related to the sale of each condominium unit; a collateral assignment of all purchase deposits and any management and/or operating agreement. The Registrant, its Chief Executive Officer, Malcolm J. Wright and a Florida single purpose limited liability company to be capitalized by PCL Construction Enterprises, Inc. ("PCL") will guarantee repayment of the loan. Those parties will guaranty performance and completion. Mr. Wright obtained a surety bond in the amount of $4,000,000 to collateralize his personal guarantee for this loan and the $14,850,000 loan discussed below. PCL, an international construction company and parent to the company that will serve as general contractor, will guaranty completion of the resort based on a fixed price and time schedule pursuant to a construction contract. PCL will be required to pay substantial penalties if the time schedule is not met. The Borrowers and some of the guarantors will enter into an environmental indemnity agreement. KeyBank will enter into a subordination, nondisturbance and attornment agreement with each tenant under any lease. KeyBank plans to hold approximately $50 million of the combined commitments with the balance syndicated to other banking organizations. Syndication of the loan, typical in projects of this size, is a condition of closing (timing), but not a condition of the commitment except for a material adverse change in the condition of the Borrowers and of loan syndication market conditions generally.

     The Borrowers will pay 1% of the loan amount as a commitment fee. The Borrowers will pay $150,000 per year as a loan administration fee. The Borrowers are obligated to pay all costs and expenses of KeyBank in connection with the commitment and closing of the loan.

     The Borrowers are required to maintain Project Equity in the project equal to 44% of the total cost, which must be deposited with KeyBank prior to closing or used to pay costs approved by KeyBank. The Borrowers are required to provide KeyBank with pre-construction sales contracts on 100% of the units in Phase I with net proceeds equal to or exceeding 120% of the loan amount. The Borrowers are required to deliver, or demonstrate valid expenditure of, pre-construction sales deposits of $25,498,108 to KeyBank as part of the equity requirement otherwise the equity requirement is increased, dollar-for-dollar for each dollar that deposits are less than this amount.

Westridge  Community  Development  District  Bonds
--------------------------------------------------

     The first phase of sitework for 600 units at an estimated cost of $19,200,000 will be funded by the Westridge Community Development District from the sale bonds issued on a non-recourse basis to the Registrant. The district was initially created by the Registrant and enabled by an order of a Florida State District Court. The Borrowers will assign to KeyBank any proceeds to be received from the funding of approximately $25,000,000 of Special Assessment Capital Improvement bonds issued by the Westridge Community Development District. KeyBank Capital Markets, an entity related to KeyBank, will underwrite the issuance of the bonds, with net proceeds in the amount of approximately $21,139,322, of which $8,038,370 will be used for land, $6,038,370 will be used for costs to construct the resort, and $2,000,000 will be placed in a collateral account to be pledged as additional security for the $96,600,000 construction loan.

$14,850,000  Loan  Commitment
-----------------------------

     On August 16, 2005, KeyBank also committed to provide up to $14,850,000 to be used solely for the purpose of being invested in the equity in the first phase of The Sonseta Orlando Resort at Tierra del Sol and to pay off existing land loans encumbering the second phase of the resort. The second phase is scheduled to include 542 vacation units and additional resort amenities, including miniature golf, a flow rider water attraction, a wave pool, a rapid river and a children's multilevel interactive water park as well as additional clubhouse improvements, include the finishing, equipping and furnishing of banquet and meeting rooms, casual and fine dining restaurants, a full service spa, a sales center and an owners' club. KeyBank received a written appraisal from Integra Realty Resources on March 15, 2005 reflecting an appraised value of $29,700,000 which satisfies Borrower's requirement to provide KeyBank with evidence that the land appreciation equity invested in the resort indicates a loan-to-value ratio of not more than 50%.

     The loan will be for a term of eighteen months from the date of closing. Advances of proceeds of the loan will bear interest at the 30-Day LIBOR Adjusted Daily Rate plus the LIBOR Rate Margin of 3.10% subject to adjustment for any applicable reserves and taxes if required by future regulations. Interest will be due and payable monthly beginning on the fifth day of the first month following closing. In the event of default, the interest rate will be the greater of 3% in excess of the interest rate otherwise applicable on each outstanding advance or 18%. KeyBank may require the Borrower to institute an interest rate hedging program through the purchase of an interest rate swap, cap, or other such interest rate protection product.

     The loan will be evidenced by a promissory note and a loan agreement. The loan will be secured by a first lien on the second phase of The Sonesta Orlando Resort at Tierra Del Sol, including the second phase land, improvements, easements, rights of way, fixtures; a first lien and security interest in all fixtures and personal property, an assignment of all leases, subleases and other agreements relating to the resort; a guaranty of payment by the Registrant and its Chief Executive Officer, Malcolm J. Wright; an environmental indemnity agreement by the Borrower, the Registrant and Mr. Wright; a subordination, nondisturbance and attornment agreement relating to any leases; a collateral assignment of security agreements and contracts related to the resort; and a collateral assignment of all purchase contracts and purchase deposits. Mr. Wright obtained a surety bond in the amount of $4,000,000 to collateralize his personal guarantee for this loan and the $96,600,000 loan discussed above.

     The Borrower will pay 1% of the loan amount as a commitment fee. The Borrower will pay an exit fee equal to 4% of the maximum loan amount for the second phase unless the loan is repaid with a construction loan from KeyBank or KeyBank declines to grant a construction loan to the Borrower. The Borrower is obligated to pay all costs and expenses of KeyBank in connection with the commitment and the closing of the loan. Construction on the second phase is expected to start during 2006 and overlap with construction on the first phase.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits.

Exhibit No.    Description
-----------    -----------

10.1 Commitment Letter with KeyBank National Association for $96,000,000 for Phase I

10.2 Commitment Letter with KeyBank National Association for $14,850,000 for Phase II


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN LEISURE HOLDINGS, INC.

By:     /s/ Malcolm J. Wright
        ---------------------
        Malcolm J. Wright
        Chief Executive Officer

Dated:  August 17, 2005

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